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                                UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549



                                  FORM 8-K
                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934



      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 21, 2005



                                SOLUTIA INC.
                                ------------
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                                  DELAWARE
                                  --------
                          (STATE OF INCORPORATION)

            001-13255                                       43-1781797
            ---------                                       ----------
           (COMMISSION                                      (IRS EMPLOYER
           FILE NUMBER)                                     IDENTIFICATION NO.)



575 MARYVILLE CENTRE DRIVE, P.O. BOX 66760, ST. LOUIS, MISSOURI   63166-6760
---------------------------------------------------------------   ----------
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)



                               (314) 674-1000
                               --------------
             REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE


            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         As previously reported, on December 17, 2003, Solutia Inc. ("Solutia") and its 14 U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the "Bankruptcy Code") in the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The cases were consolidated for the purpose of joint administration and were assigned case number 03-17949 (PCB). Solutia's subsidiaries outside the United States were not included in the Chapter 11 filing.

         On April 21, 2005, the Bankruptcy Court approved the implementation of the 2005 Solutia Annual Incentive Program, approved the entry into an employment agreement with Rosemary L. Klein, Senior Vice President, General Counsel and Corporate Secretary, and approved amendments to the employment agreements with Jeffry N. Quinn, President and Chief Executive Officer, and James M. Sullivan, Senior Vice President and Chief Financial Officer.

         1.       2005 Annual Incentive Program

         The 2005 Solutia Annual Incentive Program (the "Program") is applicable to the majority of Solutia's employees. Funding of the incentive pool from which awards are made to employees assigned to business divisions will be based on the level of achievement of specific financial objectives established for each business division such as EBITDA, EBITDAR, Free Cash Flow, Cost Reduction and New Revenue (all as defined in the Program). There is not a threshold level of corporate performance that must be met before awards can be made. For employees assigned to "core" areas, overall enterprise performance, based 75% on EBITDAR and 25% on Free Cash Flow, each measured against plan target, will determine the size of the incentive pool. The incentive pool can be funded up to a maximum of 2.25 times the total of all target payout amounts. Targeted payouts are set as a percentage of annual base salary and vary by participant level in the organization. The target bonus opportunity for the chief executive officer is 150% of annual base salary. For other senior executive officers, the target bonus opportunities range from 75% to 100% of annual base salary. Actual awards are to be determined based on a combination of unit and individual performance. For executive officers and certain other members of management, 75% of each such individual's allocated amount (i.e., target award multiplied by unit funding) will be paid based on unit performance. The portion of each participant's award that is based on individual performance is limited only by the aggregate amount available in the incentive pool after the amount to be awarded based on unit performance has been determined. Awards, if any, will be paid within two and one-half months following the end of the 2005 calendar year. The foregoing description of the Program does not purport to be complete and is qualified in its entirety by reference to the Program, a copy of which is attached as Exhibit 99.1 to this Report.

         2.       Employment Agreement with Rosemary L. Klein

         On April 21, 2005, upon Bankruptcy Court approval, Solutia entered into an agreement effective as of April 21, 2005, (the "Agreement") with Ms. Rosemary L. Klein, its Senior Vice President, General Counsel and Corporate Secretary. The term of the Agreement (the "Employment Period") is from April 21, 2005 until the six month anniversary of the Emergence Date (as hereinafter described). Under the Agreement, Ms. Klein will receive an annual base salary of not less than $250,000, retroactive to December 1, 2004. She will participate in Solutia's annual incentive program with a target annual bonus opportunity of 75% of her annual base salary. She will also be entitled to participate in all long-term and other incentive plans or programs applicable to senior executive officers of Solutia and its subsidiaries and in applicable savings, retirement, welfare benefit and vacation plans.

         The Agreement provides that if Ms. Klein is employed by Solutia (or an affiliate of Solutia) at such time, if ever, at which the Bankruptcy Court shall have confirmed a plan of reorganization of Solutia under Chapter 11 of the Bankruptcy Code and such plan shall have become effective (the "Emergence Date"), she will be eligible to receive an emergence bonus of $500,000 (the "Emergence Bonus"). The Emergence Bonus shall be paid in two equal installments, the first installment to be paid within 10 days after the Emergence Date and the second installment to be paid on the six-month anniversary of the Emergence Date, provided, however, if Ms. Klein voluntarily terminates her employment other than for Good Reason (as defined in the Agreement) or is terminated for Cause (as defined in the Agreement), then she shall forfeit her right to receive the unpaid portion of the Emergence Bonus.

         If Solutia terminates Ms. Klein's employment other than for Cause, or Ms. Klein terminates her employment for Good Reason, Solutia will pay Ms.
Klein: (a) any accrued but unpaid base salary through the Date of Termination (as defined in the Agreement), (b) any unpaid annual bonus earned with respect to the previous year, and (c) any unpaid accrued vacation pay (collectively, "Accrued Obligations"), (d) an amount equal to 100% of Ms. Klein's annual base salary ("Severance Payment") and (e) if the Date of Termination is on or subsequent to the Emergence Date, the unpaid portion, if any, of the Emergence Bonus, provided that she waives any and all claims against Solutia and its subsidiaries. Ms. Klein will also be entitled to any other benefits or amounts, excluding severance or separation pay or benefits, for which she is eligible under any plan, program, or policy of Solutia and its subsidiaries, such as any vested benefit under any qualified defined benefit or defined contribution retirement plan in which she participates (collectively, "Other Benefits"). If Ms. Klein's employment terminates because of death or Disability, she or her estate, as applicable, will receive the Accrued Obligations and the Other Benefits and, if such termination occurs on or after the Emergence Date but not later than the six month anniversary thereof, the unpaid portion, if any, of the Emergence Bonus.

         The Agreement also contains provisions relating to non-competition, protection of Solutia's confidential information and non-solicitation of Solutia's employees.

         The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 99.2.

         3. Amendments to Employment Agreements of Jeffry N. Quinn and James M. Sullivan

         On April 21, 2005, upon Bankruptcy Court approval, Solutia entered into amended and restated employment agreements with Mr. Jeffry N. Quinn, its President and Chief Executive Officer, and with Mr. James M. Sullivan, its Senior Vice President and Chief Financial Officer, each dated July 19, 2004 (each an "Agreement" and together, their "Agreements"), to provide that the Severance Payment (as defined in their Agreements) be increased from 125% to 200% of annual base salary, payable at such time as either Solutia terminates their employment other than for Cause (as defined in the Agreement) or Mr. Quinn or Mr. Sullivan, respectively, terminate their employment for Good Reason (as defined in the Agreement), provided however, that if the Date of Termination occurs after the Emergence Date (as defined in their respective Agreements), but on or before the six-month anniversary of the Emergence Date, such Severance Payment would be reduced by any amounts subsequently paid or due to be paid, as a Special Emergence Bonus (as defined in their respective Agreements). Additionally, the Bankruptcy Court approved, and Mr. Sullivan's employment agreement has been amended to reflect, an increase in annual base salary for Mr.
Sullivan from $250,000 to $325,000. The salary increase shall apply retroactively from January 1, 2005.

         The foregoing descriptions of the Agreements do not purport to be complete and are qualified in their entireties by reference to the Agreements, copies of which are attached hereto as Exhibits 99.3 and 99.4.



ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits:

Exhibit Number     Description
--------------     -----------

       99.1        2005 Solutia Annual Incentive Program

       99.2        Agreement by and between Solutia Inc. and Rosemary L. Klein

       99.3        Amended and Restated Agreement by and between Solutia Inc.
                   and Jeffry N. Quinn

       99.4        Amended and Restated Agreement by and between Solutia Inc.
                   and James M. Sullivan





                                 SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                        SOLUTIA INC.
                                        ---------------------------------------
                                        (Registrant)

                                        /s/ Rosemary L. Klein
                                        ---------------------
                                        Senior Vice President, General Counsel
                                        and Corporate Secretary

DATE: April 27, 2005